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                                                       RULE NO. 424(b)(3)
                                                       REGISTRATION NO. 33-65135


PROSPECTUS SUPPLEMENT
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(To Prospectus Supplement dated February 26, 1996)

                                 $250,000,000

                           MERRILL LYNCH & CO., INC.

                          6% Notes due March 1, 2001

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     In connection with the sale of 6% Notes due March 1, 2001 (the "Notes") of
 Merrill Lynch & Co., Inc. (the "Company"), a Prospectus dated September 1, 1995 (the "Prospectus") and Prospectus Supplement dated February 26, 1996 (the "Prospectus Supplement") were delivered. The first paragraph of the section "Incorporation of Certain Documents by Reference" contained in the Prospectus is hereby modified to specifically include reference to the following documents, which are incorporated by reference into such Prospectus: the Company's Quarterly Report on Form 10-Q for the period ended September 29, 1995, as amended by Form 10-Q/A (Amendment No. 1) and the Company's Current Reports on Form 8-K dated September 19, 1995, October 17, 1995, November 2, 1995, November 27, 1995, January 17, 1996, January 22, 1996, and February 7, 1996, all as filed pursuant to Section 13 of the Securities and Exchange Act of 1934. In addition, the amount of Securities that the Company intends to sell from time to time specified on the first page of the Prospectus has been updated, as of February 26, 1996, to equal $7,686,925,546 aggregate principal amount of Debt Securities (or net proceeds in the case of warrants and in the case of securities issued at an original issue discount).


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                              MERRILL LYNCH & CO.
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         The date of this Prospectus Supplement is February 27, 1996.